Exhibit 99.1

Odysight.ai to Showcase

its Innovative Video Based Sensor for Transformative Insights

at the 2023 International Paris Air Show

Omer, June 12, 2023 – Odysight.ai (OTCQB: SCTC), a leading provider of visual sensing and video analytics technology, is excited to announce its participation in the highly anticipated 2023 International Paris Air Show. The Company will be showcasing its proprietary video-based sensor on a radio-controlled aircraft at the event, which will take place from June 19-25 in Hall 4 booth G15a t the Paris Le Bourget Exhibition Center.

At the Odysight.ai booth, attendees will have the opportunity to witness the installation of the Company’s visual sensing and video analytics-based predictive maintenance technology. This innovative solution is of paramount importance for operators of aviation system platforms and is already being utilized by a diverse range of aerospace and unmanned aerial vehicle (UAV) companies.

“Odysight.ai has consistently demonstrated exceptional performance in a variety of flights, including space missions. It is due to this track record of excellence that we have decided to fly to Paris and showcase our capabilities at the world’s greatest airshow,” said Yehu Ofer, CEO of Odysight.ai. “Odysight’s presence at the Paris Air Show truly places us on the world’s stage, providing an unparalleled opportunity to highlight our proven and unmatched capabilities to the global predictive maintenance commercial marketplace. We are honored to introduce the world to Odysight.ai!”

During the event, Odysight.ai will host an engaging panel discussion titled “How Does Visual Sensing & Video Analytics Contribute to Next-Generation PHM Solution in Aviation?” This panel, led by Prof. Jacob Bortman (Brigadier General, Ret., IAF), the Company’s Director of Business Development Industry 4.0, who currently is also head of the prognostics and health management (PHM) lab at Ben-Gurion University of the Negev and formerly was Head of Material Directorate at the Israeli Air Force (IAF), will take place on June 21, 2023, from 12:15-2pm GMT+2. The panel discussion will emphasize the vital role of PHM in efficiently detecting and reducing maintenance costs, as well as enhancing aircraft availability and safety. Odysight.ai, along with other experts from various aviation sectors, will explore the challenges faced by critical systems and propose proactive means to overcome them.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight’s.ai unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight’s.ai platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, the Company’s participation in the 2023 International Paris Air Show. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xii) the impact of pandemics, such as COVID-19 (coronavirus) and (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 28, 2023 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

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